AGREEMENT AND DEED OF TRANSFER

THIS AGREEMENT AND DEED OF TRANSFER is dated for reference as of the 26th day of April, 2006.

BETWEEN:

EDI EXPLORATION DRILLING INTERNATIONAL HOLDING GmbH, a company duly formed under the laws of Germany, with its principal office at Goethestrasse 61, D-45721 Haltern Am See, Germany

(hereinafter called the "Transferor")

OF THE FIRST PART

AND:

INVISION CAPITAL, INC., a corporation duly formed under the laws of Nevada with its principal office at #205 - 1480 Gulf Road, Point Roberts, WA 98281

(hereinafter called the "Transferee")

OF THE SECOND PART

THIS DOCUMENT WITNESSES THAT for value received, the receipt and sufficiency of which is hereby acknowledged, the Transferor DOES HEREBY assign to the Transferee all of the Transferor’s shares, rights and interests in EDI Exploration Drilling International GmbH, a limited liability company duly formed under the laws of the Federal Republic of Germany, registered in the commercial register of the District Court (Amtsgericht) Gelsonkirchen under commercial registration No. HRB 8068, being a 100% ownership interest, free and clear of all liens, charges and encumbrances, and Transferee DOES HEREBY accept such assignment.

1.	The Transferor hereby represents to the Transferee that the Transferor has all necessary authority to execute this Agreement and Deed of Transfer.

2.	The Transferee hereby represents to the Transferor that the Transferee has all necessary authority to execute this Agreement and Deed of Transfer.

3.	The Transferee and the Transferor agree to enter into any other documents and take such further actions as shall be necessary to give effect to this Agreement and Deed of Transfer.

4.

Notwithstanding execution of this document and the transfer of the ownership of EDI Exploration Drilling International GmbH, the representations of the Transferee and the Transferor made in the agreement among the Transferee, the Transferor, EDI Exploration Drilling International GmbH, and Frank Rigney dated for reference as of the 5th day of April, 2006, shall survive this transfer of interest and remain in force and effect.

5.	This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EDI EXPLORATION DRILLING INTERNATIONAL		INVISION CAPITAL, INC.
HOLDING GmbH

Per:	/s/ Guenter Thiemann	Per:	/s/ John Boschert
	Guenter Thiemann, Managing Director		John Boschert, President and Director

/s/ Rainer Rotthaeuser
Rainer Rotthaeuser, Managing Director